Exhibit 32.1

Written Statement
Pursuant To
18 U.S.C. Section 1350

The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:

(i)   the Form 10-Q for the quarterly period ended November 30, 2008 of the Company, as amended by Amendment No. 1, (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2009

By:	/s/ STEVEN G. MURDOCK
Chief Executive Officer